FOR IMMEDIATE RELEASE

OPAL Fuels Reports Third Quarter 2026 Results

WHITE PLAINS, N.Y. – (November 9, 2026) – OPAL Fuels (Nasdaq: OPAL), a vertically integrated and nationwide leader in the production and distribution of renewable and compressed natural gas (RNG and CNG) used as transportation fuel for heavy-duty trucking, today announced financial and operating results for the three and nine months ended September 30, 2026.
“We are pleased with our third quarter financial results. Third quarter Adjusted EBITDA of $26.7 million was in line with our expectations and support full year Adjusted EBITDA results to be within the lower end of our guidance range,” said Adam Comora, Co-Chief Executive Officer of OPAL Fuels. “Progress in RNG production, growth in Fuel Station Services, 45Z contributions and lower general and administration costs drove 32% Adjusted EBITDA growth compared to the third quarter last year.”

“Fuel Station Services EBITDA grew 18% when compared with the prior year period from increasing fuel volumes and stronger margins,” continued Comora. “We are further encouraged by our business development efforts for new fleet deployments in our Fuel Station Services segment. Sustained volatility in diesel prices is further highlighting the long-term economic case for natural and renewable natural gas to displace diesel.”

“We continue to make steady progress on production, achieving 1.34 million MMBtu in the third quarter, seven percent growth compared with the second quarter,” said Jonathan Maurer, Co-Chief Executive Officer of OPAL Fuels. "While we are encouraged by the sequential production growth, which is continuing in the fourth quarter, the operational improvements took longer to implement. We now expect 2026 RNG production to be modestly below our guidance range.”

“We have a strong operating platform today, which we expect to be strengthened by the following: continued capital efficient production improvements on our existing assets, three new RNG projects representing approximately 2.0 million MMBtu of annual design capacity expected to begin commercial operations over the course of 2027, and our leadership position in the natural and renewable natural gas transportation fuel market which we believe is in the early stage of a multi-year growth cycle,” concluded Maurer.

Financial Highlights
•Adjusted EBITDA(1) for the three and nine months ended September 30, 2026, was $26.7 million and $66.5 million compared to $20.2 million and $57.2 million for the comparable periods last year, an increase of 32% and 16% respectively. Adjusted EBITDA includes OPAL share from unconsolidated equity investments.
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•Revenue for the three and nine months ended September 30, 2026, was $79.5 million and $236.3 million respectively, a decrease of 5% and a decrease of 5% compared to the same periods last year.
•Revenues at unconsolidated equity method investments were $36.0 million for the three months ended September 30, 2026 and $97.9 million and nine months ended September 30, 2026, an increase of 35% and 21% for the comparable periods last year respectively.
•Net income (loss) for the three and nine months ended September 30, 2026 was $1.7 million and $(6.6) million, increasing $3.6 million and $7.2 million compared to $(1.9) million and $(13.8) million in the same periods last year.
•Basic and diluted net loss per share attributable to Class A common shareholders for the three and nine months ended September 30, 2026 were $(0.03) and $(0.17) compared to $(0.03) and $(0.13) in the comparable period last year.
•At September 30, 2026, RNG Pending Monetization totaled $14.1 million.
Operational Highlights
•RNG produced was 1.3 million and 3.8 million MMBtu for the three and nine months ended September 30, 2026, an increase of 5% and 9% compared to the prior-year period.(2)
•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 40.0 and 117.9 million GGEs of transportation fuel for the three and nine months ended September 30, 2026, an increase of 3% and a decrease of 2% compared to the prior-year periods. Of this amount, RNG dispensed as transportation fuel was 21.8 and 60.5 million GGEs, an increase of 7% and flat compared to the prior-year periods.
(1) This is a non-GAAP financial measure. A reconciliation to its comparable GAAP financial measure and an explanation of the measure and its calculation, including the impact of the change in accounting policy on the periods presented, are included below under “Non-GAAP Financial Measures.”
(2) Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners. Includes Sunoma and Biotown.
Guidance
•We maintain our 2026 Adjusted EBITDA guidance.
•We expect RNG production to be modestly below our 2026 guidance. .
2

Results of Operations

(in thousands of dollars, except RNG Fuel data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
RNG Fuel	$22,489	$22,921	$67,948	$75,650
Fuel Station Services	49,740	51,722	147,370	149,426
Renewable Power	7,262	8,714	20,947	24,144
Total Revenue (1)	79,491	83,357	236,265	249,220

Cost of sales	51,723	60,258	$159,088	$182,056
Project development and startup costs	2,744	2,543	7,860	12,101
Other operating expenses (2)	16,193	15,700	56,236	51,972

Net income (loss)	1,660	(1,913)	(6,606)	(13,789)
Adjusted EBITDA (3)
RNG Fuel (4)	20,271	15,027	52,946	46,783
Fuel Station Services	12,969	11,040	34,693	32,468
Renewable Power	1,370	3,315	4,319	7,124
Corporate	(7,922)	(9,201)	(25,442)	(29,194)
Consolidated Adjusted EBITDA	$26,688	$20,181	$66,515	$57,181

RNG Fuel volume produced (Million MMBtus)	1.3	1.3	3.8	3.5
RNG Fuel volume sold (Million GGEs)	21.8	20.4	60.5	60.5
Total volume delivered (Million GGEs)	40.0	38.9	117.9	120.4
(1) Excludes revenues from equity method investments.
(2) Includes selling, general and administrative expenses, depreciation and amortization expenses, impairment and income from equity method investments. Please refer to the Statement of Operations at the end of the press release for additional information.
(3) This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”
(4) In 2025 includes incremental virtual pipeline costs (i.e., actual costs less anticipated operating costs of a permanent interconnection) on our Prince William RNG project which are temporary in nature and incurred in 2025.

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Results of Operations from equity method investments

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2026	2025	2026	2025
Revenue	$36,024	$26,570	$97,934	$80,844
Gross profit	6,699	6,785	16,600	21,167
Net income	5,654	2,508	5,107	8,791

OPAL's share of revenues from equity method investments	14,810	11,385	40,936	34,851
OPAL's share of gross profit from equity method investments	2,078	3,379	5,957	10,144
OPAL's share of net (income) loss from equity method investments⁽¹⁾	(1,293)	(839)	423	(2,483)

OPAL’s share of Adjusted EBITDA from equity method investments	$2,943	$3,858	$15,071	$10,067
(1) Net income from equity method investments represents our portion of the net income from equity method investments including $1.74 million and $5.16 million of amortization expense related to basis differences for the three and nine months ended September 30, 2026, and $1.74 million and $5.16 million for the three and nine months ended September 30, 2025. It also includes amortization of ITC asset of $0.3 million and $1.0 million for the three and nine months ended September 30, 2026, and $0.2 million and $0.6 million for the three and nine months ended September 30, 2025.
Landfill RNG Facility Capacity and Utilization Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Landfill RNG Facility Capacity and Utilization
Design Capacity (Million MMBtus) (1)(3)	2.3	2.2	6.7	6.4
Volume of Inlet Gas (Million MMBtus) (2)	1.7	1.6	4.9	4.6
Inlet Design Capacity Utilization (%) (2)	76.0%	79.5%	73.0%	72.6%
RNG Fuel Volume Produced (Million MMBtus)(3)	1.3	1.2	3.7	3.4
Utilization of Inlet Gas (%) (4)	75.0%	77.1%	74.0%	75.8%
(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is designed to accept at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation. Excludes Sunoma and Biotown.
(2) Inlet Design Capacity Utilization is measured as the Volume of Inlet Gas for a period, divided by the total Design Capacity for such period. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the landfill gas collection system used to recover the landfill gas. The Design Capacity for each facility will typically be correlated to the amount of landfill gas expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature and the biogas resource increases at open landfills. Excludes Sunoma and Biotown.
(3) Excludes Sunoma and Biotown
(4) Utilization of Inlet Gas is measured as RNG Fuel Volume Produced divided by the Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of LFG (i.e., concentrations of methane, oxygen, nitrogen, and other gases). We generally expect Utilization of Inlet Gas to be in the range of 80% to 90%. Excludes Sunoma and Biotown. Utilization was impacted by various equipment-related operational issues. Certain corrective measures have been implemented that are designed to address these issues and improve utilization toward the target range.
2

RNG Pending Monetization Summary

	Three Months Ended
(In thousands, except average realized sales prices)
	September 30, 2026
	RNG Fuel	Fuel Station Services	Total
Value of RNG awaiting credit generation using quarter end price (1)	$8,846	$1,166	$10,012

RIN Metrics
Beginning balance as of July 1, 2026	159	120	279
Add: Generated in current period	12,454	5,462	17,916
Less: Sales	(12,463)	(5,247)	(17,710)
Ending RIN credit balance (Available for sale) as of September 30, 2026	150	335	485
D3 price per RIN at quarter end	$2.26	$2.26
Value of RINs using quarter end price (1)	$337	$757	$1,094

LCFS Metrics
Beginning balance (net share) as of July 1, 2026	4	2	6
Add: Generated in current period	11	30	41
Less: Sales	(11)	(3)	(14)
Ending LCFS credit balance (Available for sale) as of September 30, 2026	4	29	33
LCFS credit price at quarter end	$100.00	$86.88
Value of LCFSs using quarter end price (1)	$428	$2,556	$2,984

Value of RECs using quarter end price			$17

Other Metrics

Average realized sales price during quarter - RIN			$2.47
Average realized sales price during quarter - LCFS			$100.00

Total Value of RNG Pending Monetization and Credits at quarter end	$9,611	$4,479	$14,107
(1) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership), including equity method investments, and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.
Liquidity
As of September 30, 2026, our liquidity was $122.0 million, consisting of $86.0 million of cash and cash equivalents, $10.8 million of unused capacity under the revolver and $25.2 million of undrawn preferred stock facility.
Capital Expenditures
During the nine months ended September 30, 2026, OPAL Fuels invested $71.0 million across RNG projects in construction, OPAL Fuels owned fueling stations in construction and finance transformation as
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compared to $60.9 million in the prior year. As part of OPAL Fuels' accounting policy, maintenance capital on existing facilities is expensed.
In addition, for the nine months ended September 30, 2026, the Company's portion of capital expenditures in unconsolidated entities was $17.5 million compared to $17.9 million in the prior year. This represents our share of capital expenditures incurred by equity method investments.
Earnings Call
A webcast to review OPAL Fuels’ Third Quarter 2026 results is being held today, November 9, 2026 at 11:00AM EST.
Materials to be discussed in the webcast will be available before the call on the Company's website.
Participants may access the call at https://edge.media-server.com/mmc/p/px4gku93.
Investors can also listen to a webcast of the presentation on the Company’s Investor Relations website at https://opalfuels.gcs-web.com/news-events/events-presentations
_____________________

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Glossary of terms
“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.
“GGE” refers to gasoline gallon equivalent. The conversion ratio is 1 MMBtu of natural gas equal to 7.74 GGE.
“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.
“MMBtu” refers to million British thermal units.
“RECs” refers to renewable energy credits.
“Renewable Power” refers to electricity generated from renewable sources.
“RIN” refers to Renewable Identification Numbers.
“RNG” refers to renewable natural gas.
“VIEs” refers to variable interest entities.

About OPAL Fuels
OPAL Fuels (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and Renewable Power. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to decarbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s naturally occurring methane and decarbonize the economy, please visit www.opalfuels.com.
# # #
Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or the Company's future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Forward-Looking Statements and Risk Factor Summary” in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q, and other filings the Company makes with the Securities and Exchange

Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.
Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Contact information
Investors
Todd Firestone
Vice President, Investor Relations and Corporate Development
(914) 705-4001
investors@opalfuels.com
Media
Harrison Feuer
Senior Director, Communications and Public Policy
(914) 721-3723
hfeuer@opalfuels.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	September 30, 2026	December 31, 2025
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$86,004	$24,408
Accounts receivable, net of allowances of $945 and $469, respectively(1)	42,105	61,806
Restricted cash - current	1,440	1,210
Contract assets	8,717	8,276
Parts inventory	12,347	10,964
Government grant receivable	17,308	16,456
Prepaid expense and other current assets	16,629	16,018
Total current assets	184,550	139,138
Property, plant, and equipment, net	520,369	468,993
Investments in other entities	213,400	206,723
Net investment in sales-type lease	12,399	8,224
Restricted cash - non-current	3,020	2,700
Goodwill	54,608	54,608
Other long-term assets	36,268	27,942
Total assets	1,024,614	908,328
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable(2)	30,218	19,004
Contract liabilities	4,205	6,296
Loans, current portion	20,310	15,062
Accrued expenses and other current liabilities	65,439	64,005
Total current liabilities	120,172	104,367
Loans, net of debt issuance costs	387,113	337,063
Other long-term liabilities	20,262	20,430
Total liabilities	527,547	461,860
Commitments and contingencies
Redeemable preferred non-controlling interests	187,095	130,000
Redeemable non-controlling interests	257,023	377,898
Stockholders' equity (deficit)
Class A common stock, $0.0001 par value, shares issued: 31,993,327 and 30,633,161 as of September 30, 2026 and December 31, 2025, respectively; shares outstanding: 30,357,544 and 28,997,378 as of September 30, 2026 and December 31, 2025, respectively	3	3
Class B common stock, $0.0001 par value, 121,500,000 issued and outstanding as of September 30, 2026 and December 31, 2025	12	12
Class C common stock, $0.0001 par value; none issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Class D common stock, $0.0001 par value, 22,899,037 shares issued and outstanding as of September 30, 2026 and December 31, 2025	2	2
Retained earnings (accumulated deficit)	49,457	(52,596)
Accumulated other comprehensive income (loss)	809	(26)
Class A common stock in treasury, at cost; 1,635,783 as of September 30, 2026 and December 31, 2025	(11,614)	(11,614)
Total stockholders' equity (deficit) attributable to the Company	38,669	(64,219)
Non-redeemable non-controlling interests	14,280	2,789
Total stockholders' equity (deficit)	52,949	(61,430)
Total liabilities, redeemable preferred, redeemable non-controlling interests and stockholders' equity (deficit)	$1,024,614	$908,328

(1) Includes related‑party amounts of $3,217 and $13,318 as of September 30, 2026 and December 31, 2025, respectively.
(2) Includes related‑party amounts of $3,944 and $8,951 as of September 30, 2026 and December 31, 2025, respectively.

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
RNG fuel(1)	$22,489	$22,921	$67,948	$75,650
Fuel station services(2)	49,740	51,722	147,370	149,426
Renewable power(3)	7,262	8,714	20,947	24,144
Total revenues	79,491	83,357	236,265	249,220
Operating expenses:
Cost of sales - RNG fuel	9,138	13,466	27,496	41,216
Cost of sales - Fuel station services	35,289	40,230	111,041	118,683
Cost of sales - Renewable power	7,296	6,562	20,551	22,157
Project development and startup costs	2,744	2,543	7,860	12,101
Selling, general and administrative	12,432	11,316	36,524	38,197
Depreciation, amortization, and accretion	5,040	5,223	15,133	16,258
Impairment loss (4)	14	—	4,156	—
(Income) loss from equity method investments	(1,293)	(839)	423	(2,483)
Total operating expenses	70,660	78,501	223,184	246,129
Operating income	8,831	4,856	13,081	3,091
Other expense
Interest and financing expense	(8,927)	(7,185)	(24,218)	(20,272)
Interest income	742	287	3,603	942
Other income, net	1,014	129	1,111	2,450
Total other expenses	(7,171)	(6,769)	(19,504)	(16,880)
Net income (loss) before provision for income taxes	1,660	(1,913)	(6,423)	(13,789)
Provision for income taxes	—	—	(183)	—
Net income (loss)	1,660	(1,913)	(6,606)	(13,789)
Net loss attributable to redeemable non-controlling interest	(4,501)	(3,847)	(22,984)	(18,295)
Net income attributable to non-redeemable non-controlling interest	575	93	794	329
Accretion of the redeemable preferred non-controlling interest to its redemption amount	6,528	2,617	20,416	7,851
Net loss attributable to Class A common stockholders	$(942)	$(776)	$(4,832)	$(3,674)

(1) Includes revenues from related parties of $0 and $17,825 for the three months ended September 30, 2026 and 2025, respectively.
Includes revenues from related parties of $16,917 and $55,658 for the nine months ended September 30, 2026 and 2025, respectively.
(2) Includes revenues from related parties of $2,664 and $11,492 for the three months ended September 30, 2026 and 2025, respectively.
Includes revenues from related parties of $19,022 and $40,921 for the nine months ended September 30, 2026 and 2025, respectively.
(3) Includes revenues from related parties of $0 and $2,022 for the three months ended September 30, 2026 and 2025, respectively.
Includes revenues from related parties of $872 and $4,676 for the nine months ended September 30, 2026 and 2025, respectively.
(4) Represents impairment charges recognized in the Renewable Power and Fuel Station Services segments, primarily related to assets no longer expected to be utilized following the repurposing of a renewable power facility to RNG operations during the three and nine months ended September 30, 2026.

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(6,606)	$(13,789)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization, and accretion	15,133	16,258
Stock-based compensation	6,386	4,858
Allowance for accounts receivable	476	2,454
Assets' impairment	4,156	—
(Loss) income from investments in other entities	423	(2,483)
Distributions from return on investments in other entities	940	8,059
Deferred income taxes	(34)	—
Other	1,456	(1,475)
Changes in operating assets and liabilities:
Accounts receivable(1)	19,226	(10,705)
Parts inventory	(1,383)	(1,788)
Prepaid expenses and other current and long-term assets	(17,183)	9,397
Accounts payable(2)	12,161	(1,645)
Accrued expenses and other current and non-current liabilities	(4,561)	(4,262)
Net cash provided by operating activities	30,590	4,879
Cash flows from investing activities:
Purchase of property, plant, and equipment	(70,979)	(60,890)
Proceeds from transfer of investment tax credits, net of transaction costs	9,381	35,137
Distributions from return of investments in other entities	8,610	6,236
Cash paid, related to investments in other entities	(16,431)	(16,656)
Cash received from note receivable	—	1,377
Proceeds from disposal of property, plant and equipment	700	—
Net cash used in investing activities	(68,719)	(34,796)
Cash flows from financing activities:
Proceeds from loans	128,382	60,000
Repayment of loans	(74,958)	(16,295)
Proceeds from redeemable preferred non-controlling interest and warrants issuance, net of issuance costs	150,958	—
Redemption of redeemable preferred non‑controlling interest	(100,000)	—
Financing costs paid to other third parties	(947)	(1,250)
Proceeds from issuance of shares of Class A common stock under the ATM program, net	—	58
Repayment of principal portion of finance lease liabilities	(967)	(1,144)
Payment of preferred dividends	(11,518)	(7,852)
Distribution to non-redeemable non-controlling interest	(305)	(150)
Cash paid for taxes related to net share settlement of equity awards	(1,372)	(387)
Capital contribution from non-redeemable non-controlling interests	11,002	1,991
Net cash provided by financing activities	100,275	34,971
Net increase in cash, restricted cash, and cash equivalents	62,146	5,054
Cash, restricted cash, and cash equivalents, beginning of period	28,318	29,228
Cash, restricted cash, and cash equivalents, end of period	$90,464	$34,282
(1) Includes decrease (increase) from related parties of $10,101 and $(7,169) for the nine months ended September 30, 2026 and 2025, respectively
(2) Includes decrease from related parties of $(5,007) and $(507) for the nine months ended September 30, 2026 and 2025, respectively

Non-GAAP Financial Measures (Unaudited)
This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States ("GAAP" or "U.S. GAAP"), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide, give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Adjusted EBITDA
To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls Adjusted EBITDA ("Adjusted EBITDA"). This non-GAAP financial measure adjusts net income for interest and financing expense, net, net income attributable to non-redeemable non-controlling interests, depreciation, amortization and accretion, adjustments to reflect Adjusted EBITDA from equity method investments, fair value changes and non-recurring charges, Stock-based compensation, major maintenance, RNG development costs and income tax expense (benefit).
During the third quarter of 2026, tthe Company elected to voluntarily change its accounting for transferable investment tax credits under IRC §48 (“ITCs”) and clean fuel production tax credits under IRC §45Z (“PTCs”). These credits were previously accounted for as income tax benefits under ASC 740, Income Taxes. The Company now accounts for them by analogy to ASC 832, Government Assistance.

•ITCs are recognized as grants related to assets. The proceeds, net of capitalized transaction costs, reduce the carrying amount of the related property, plant and equipment, or the respective carrying amounts of investments in other entities for projects held through equity method investees. The reduction is recognized in earnings over the useful lives of the related assets, through lower depreciation or through income from equity method investments.
•PTCs are recognized as grants related to income, as a reduction of cost of sales in the period the qualifying fuel is produced and sold and are recognized as government grants receivable on the consolidated balance sheet.
The Company believes the new principle is preferable because these credits (a) arise from the Company’s core operations of building and operating renewable natural gas plants, (b) are expected to be monetized via commercial sales to third parties rather than as an offset to income taxes payable, and (c) are viewed by management as a key source of economic returns rather than as a tax mitigation strategy. These changes are reflected in the financial statements presented for this quarter and have also been applied retrospectively to the prior periods presented.
The change also resulted in certain ITC transaction costs are now presented net against the proceeds. Because these costs are now recognized over time rather than expensed immediately, Adjusted EBITDA increased by $0.7 million for the three months and $1.2 million for the nine months ended September 30, 2025. Other effects of the policy change did not impact Adjusted EBITDA.
Management believes this non-GAAP financial measure provides meaningful supplemental information about the Company's performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company's operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company's core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company's business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company's management believes are indicative of the Company's core operating performance.

The following table presents the reconciliation of our net income to Adjusted EBITDA:
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA
For the Three and Nine Months Ended September 30, 2026
(In thousands of dollars)

	Three Months Ended September 30, 2026					Nine Months Ended September 30, 2026
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net (loss) income (1)	$514	$11,487	$(766)	$(9,575)	$1,660	$203	$30,959	$(5,389)	$(32,378)	$(6,606)

Adjustments to reconcile net (loss) income to Adjusted EBITDA
Interest and financing expense, net	8,279	(78)	(16)	—	8,186	22,210	(1,537)	(58)	—	20,615
Net income attributable to non-redeemable non-controlling interests	166	—	—	—	166	(53)	—	—	—	(53)
Depreciation, amortization and accretion	2,781	1,546	712	—	5,039	8,331	4,710	2,092	—	15,133
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	4,235	—	—	—	4,235	14,648	—	—	—	14,648
Impairment, fair value changes and certain financing charges	1,138	14	—	(618)	534	—	561	3,595	550	4,706
Stock-based compensation	—	—	—	2,271	2,271	—	—	—	6,386	6,386
RNG development costs (3)	1,953	—	—	—	1,953	5,844	—	—	—	5,844
Major maintenance	1,204	—	1,440	—	2,644	1,580	—	4,079	—	5,659
Tax provision, net	—	—	—	—	—	183	—	—	—	183
Adjusted EBITDA	$20,271	$12,969	$1,370	$(7,922)	$26,688	$52,946	$34,693	$4,319	$(25,442)	$66,515
(1) Net (loss) income by segment is included in our quarterly report on Form 10-Q.
(2) Includes interest, depreciation, amortization and accretion and RNG development costs incurred on equity method investments.
(3) Includes development costs on our Central Valley and Prince William facilities.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
For the Three and Nine Months Ended September 30, 2025
(In thousands of dollars)

	Three Months Ended September 30, 2025					Nine Months Ended September 30, 2025
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$(2,076)	$9,485	$1,143	$(10,465)	$(1,913)	$(3,653)	$25,492	$(1,018)	$(34,610)	$(13,789)

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	6,929	(11)	(20)	—	6,898	19,333	45	(48)	—	19,330
Net income attributable to non-redeemable non-controlling interests	(93)	—	—	—	(93)	(329)	—	—	—	(329)
Depreciation, amortization and accretion	2,688	1,573	962	—	5,223	8,471	4,924	2,863	—	16,258
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	4,697	—	—	—	4,697	12,550	—	—	—	12,550
Fair value changes and non-recurring charges (3)	1,210	(7)	—	362	1,565	880	2,007	—	558	3,445
Stock-based compensation	—	—	—	902	902	—	—	—	4,858	4,858
RNG development costs (4)	1,672	—	—	—	1,672	9,531	—	—	—	9,531
Major maintenance	—	—	1,230	—	1,230	—	—	5,327	—	5,327
Adjusted EBITDA	$15,027	$11,040	$3,315	$(9,201)	$20,181	$46,783	$32,468	$7,124	$(29,194)	$57,181
(1) Net income (loss) by segment is included in our quarterly report on Form 10-Q.
(2) Includes interest, depreciation, amortization and accretion and RNG development costs incurred on equity method investments.
(3) Includes changes in the fair value and one-time, non-recurring charges and REC expense recognized in Q3 related to Q1/Q2 45Z generation
(4) Includes virtual pipeline costs on our Prince William and Polk facilities. These are temporary additional transportation costs incurred until a permanent pipeline solution is completed. Also includes RNG development costs which are lease costs related to Central Valley litigation.